SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): AUGUST 21, 2001

HNC SOFTWARE INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-26146 (Commission File Number)	33-0248788 (I.R.S. Employer Identification Number)

5935 CORNERSTONE COURT WEST, SAN DIEGO, CA 92121
(Address of Principal Executive Offices)

(858) 546-8877
(Registrant’s Telephone Number, Including Area Code)

ITEM 5: OTHER EVENTS.

On August 21, 2001, HNC Software Inc. issued a press release announcing that it has agreed to privately place $125 million of 5.25% Convertible Subordinated Notes due September 1, 2008 in accordance with Rule 144A under the Securities Act of 1933, as amended. The Company has granted the initial purchasers an option to purchase up to an additional $25 million in principal amount of the notes. A copy of the press release is filed as Exhibit 99.01 and incorporated herein by reference.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

99.01	Press Release of HNC Software Inc., dated August 21, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HNC SOFTWARE INC

Date: August 20, 2001	By:	/s/ RUSSELL C. CLARK

Russell C. Clark, Vice President, Corporate Finance and Assistant Secretary

EXHIBIT INDEX

Exhibit 99.01	Press Release of HNC Software Inc., dated August 21, 2001.

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